News Release

BNY MELLON REPORTS FOURTH QUARTER 2019 EARNINGS OF
$1.4 BILLION OR $1.52 PER COMMON SHARE,
INCLUDES $0.50 PER SHARE POSITIVE IMPACT OF NOTABLE ITEMS

Revenue up 19% (a)	EPS up 81% (a)	ROE 15% ROTCE 29% (b)	CET1 11.5% SLR 6.1%

(a)	Excluding notable items, revenue down slightly and EPS up 2% (b).

NEW YORK, January 16, 2020 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Net income applicable to common shareholders (in millions)	$1,391	$1,002	$832	39%	67%
Diluted earnings per common share	$1.52	$1.07	$0.84	42%	81%

Notable Items
4Q19 results include $460 million, or $0.50 per share, for the gain on sale of an equity investment, offset by severance, net securities losses and litigation.
4Q18 results include $(155) million, or $(0.16) per share, for severance, real estate and litigation, offset by adjustments to estimates for U.S. tax legislation and other changes.

Fourth Quarter Results
Total revenue of $4.8 billion, increased 19%; decreased slightly excluding notable items (b)

•	Fee revenue increased 26%; nearly all of the increase driven by the gain on sale of an equity investment

•	Net interest revenue decreased 8%

Total noninterest expense of $3.0 billion, decreased 1%; increased 2% excluding notable items (b)

•	Continued investments in technology

Investment Services

•	Total revenue decreased 2%

•	Income before taxes decreased 9%

•	AUC/A of $37.1 trillion, increased 12%

Investment Management

•	Total revenue increased 1%

•	Income before taxes decreased 1%

•	AUM of $1.9 trillion, increased 11%

Repurchased 22.2 million common shares for $1.04 billion, and paid dividends of $286 million to common shareholders.

CEO Commentary
“In 2019, we continued to build the foundation for growth and the fourth quarter showed progress toward this goal. We recently announced additional partnerships that further our efforts to provide best-in-class services to our clients by opening our platform and combining our capabilities with industry leaders and innovative fintechs. Expenses continued to be well managed as our investments to drive operating efficiencies are bearing fruit. Although we increased our technology spend by nearly 10 percent for the year, overall expenses were down. Additionally, we continue to deliver strong capital returns to shareholders, returning $4.4 billion in 2019 through share buybacks and dividends. In 2020, we plan to continue investing in technology to further enhance service quality, launch new capabilities, drive additional efficiencies and improve resiliency,” Todd Gibbons, interim Chief Executive Officer, said.

“We are also pleased to see that the efforts to drive operating excellence are not only reducing costs, but enhancing quality, as measured by many of our clients. This helped deliver fee growth in many of the services businesses. Although we continue to be negatively impacted by lower rates, a flat yield curve and low foreign exchange volatility, we remain intensely focused on carefully managing costs and driving organic revenue growth,” Mr. Gibbons concluded.

Media Relations: Jennifer Hendricks Sullivan (212) 635-1374	Investor Relations: Magda Palczynska (212) 635-8529
(b) For information on this Non-GAAP measure, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 9.
Note: Above comparisons are 4Q19 vs. 4Q18.

BNY Mellon 4Q19 Earnings Release

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)	4Q19				4Q18				4Q19 vs. 4Q18
	Results - GAAP	Notable items (a)	Results - Non-GAAP		Results - GAAP	Notable items (b)	Results - Non-GAAP		GAAP		Non- GAAP
Fee revenue	$3,971	$815	$3,156		$3,146	$—	$3,146		26%		—
Net securities (losses)	(25)	(25)	—		—	—	—		N/M		N/M
Total fee and other revenue	3,946	790	3,156		3,146	—	3,146		25		—
Income (loss) from consolidated investment management funds	17	—	17		(24)	—	(24)		N/M		N/M
Net interest revenue	815	—	815		885	—	885		(8)		(8)
Total revenue	4,778	790	3,988		4,007	—	4,007		19		—
Provision for credit losses	(8)	—	(8)		—	—	—		N/M		N/M
Noninterest expense	2,964	186	2,778		2,987	269	2,718		(1)		2
Income (loss) before income taxes	1,822	604	1,218		1,020	(269)	1,289		79		(6)
Provision (benefit) for income taxes	373	144	229		150	(114)	264		149		(13)
Net income (loss)	$1,449	$460	$989		$870	$(155)	$1,025		67%		(4)%
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$1,391	$460	$931		$832	$(155)	$987		67%		(6)%
Operating leverage (c)									2,001	bps	(268	) bps
Diluted earnings per common share	$1.52	$0.50	$1.01	(d)	$0.84	$(0.16)	$0.99	(d)	81%		2%
Average common shares and equivalents outstanding - diluted (in thousands)	914,739				988,650
Pre-tax operating margin	38%		31%		25%		32%

(a)	Includes a gain on sale of an equity investment, severance, net securities losses and litigation expense.

(b)	Includes adjustments to provisional estimates for U.S. tax legislation and other changes, severance, expenses associated with consolidating real estate and litigation expense.

(c)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(d)	Does not foot due to rounding.
bps – basis points.

KEY DRIVERS (comparisons are 4Q19 vs. 4Q18, unless otherwise stated)

•	Total revenue increased 19%, or decreased slightly excluding the notable items (a), primarily reflecting:

•
Fee revenue increased 26%, primarily reflecting the gain on sale of an equity investment. Excluding this gain, fee revenue increased slightly, primarily reflecting higher investment services fees, partially offset by lower foreign exchange revenue.

•
Net interest revenue decreased 8% primarily reflecting the impact of lower interest rates on interest-earning assets and lower noninterest-bearing deposits. This was partially offset by the benefit of lower deposit and funding rates and higher interest-bearing deposits.

•	Noninterest expense decreased 1%, or increased 2% excluding notable items (a). The increase primarily reflects the continued investments in technology.

•	Effective tax rate of 20.5%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $37.1 trillion, increased 12%, primarily reflecting higher market values and client inflows.

•
AUM of $1.9 trillion, increased 11%, primarily reflecting higher market values and the favorable impact of a weaker U.S. dollar (principally versus the British pound), partially offset by net outflows.

Capital and liquidity

•	Repurchased 22.2 million common shares for $1.04 billion and paid $286 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 15%; Return on tangible common equity (“ROTCE”) of 29% (a).

•	Common Equity Tier 1 (“CET1”) ratio – 11.5%.

•	Supplementary leverage ratio (“SLR”) – 6.1%.

•	Average liquidity coverage ratio (“LCR”) – 120%.

•	Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 4Q19 Earnings Release

FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)	2019			2018			2019 vs. 2018
	Results - GAAP	Notable items (a)	Results - Non-GAAP	Results - GAAP	Notable items (b)	Results - Non-GAAP	GAAP		Non- GAAP
Fee revenue	$13,236	$815	$12,421	$12,842	$(13)	$12,855	3%		(3)%
Net securities (losses) gains	(18)	(25)	7	(48)	—	(48)	N/M		N/M
Total fee and other revenue (loss)	13,218	790	12,428	12,794	(13)	12,807	3		(3)
Income (loss) from consolidated investment management funds	56	—	56	(13)	—	(13)	N/M		N/M
Net interest revenue (expense)	3,188	(70)	3,258	3,611	—	3,611	(12)		(10)
Total revenue (loss)	16,462	720	15,742	16,392	(13)	16,405	—		(4)
Provision for credit losses	(25)	—	(25)	(11)	—	(11)	N/M		N/M
Noninterest expense	10,900	113	10,787	11,211	343	10,868	(3)		(1)
Income (loss) before income taxes	5,587	607	4,980	5,192	(356)	5,548	8		(10)
Provision (benefit) for income taxes	1,120	140	980	938	(188)	1,126	19		(13)
Net income (loss)	$4,467	$467	$4,000	$4,254	$(168)	$4,422	5%		(10)%
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$4,272	$467	$3,805	$4,097	$(168)	$4,265	4%		(11)%
Operating leverage (c)							320	bps	(330	) bps
Diluted earnings per common share	$4.51	$0.49	$4.02	$4.04	$(0.17)	$4.21	12%		(5)%
Average common shares and equivalents outstanding - diluted (in thousands)	943,109			1,007,141
Pre-tax operating margin	34%		32%	32%		34%

(a)
Includes a gain on sale of an equity investment, severance, net securities losses and litigation expense recorded in 4Q19. Also includes a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds recorded in 3Q19.

(b)
Includes adjustments to provisional estimates for U.S. tax legislation and other changes, severance, expenses associated with consolidating real estate and litigation expense, each recorded in 4Q18. Also includes expenses associated with consolidating real estate recorded in 2Q18 and adjustments to provisional estimates for U.S. tax legislation and other changes and litigation expense, both recorded in 3Q18.

(c)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

Note: See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for additional information.

Page - 3

BNY Mellon 4Q19 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Total revenue by line of business:
Asset Servicing	$1,397	$1,405	$1,435	(1)%	(3)%
Pershing	570	568	558	—	2
Issuer Services	415	466	441	(11)	(6)
Treasury Services	329	312	328	5	—
Clearance and Collateral Management	280	293	278	(4)	1
Total revenue by line of business	2,991	3,044	3,040	(2)	(2)
Provision for credit losses	(5)	(15)	6	N/M	N/M
Noninterest expense	2,161	1,965	2,112	10	2
Income before taxes	$835	$1,094	$922	(24)%	(9)%

Pre-tax operating margin	28%	36%	30%

Foreign exchange and other trading revenue	$151	$160	$163	(6)%	(7)%
Securities lending revenue	$40	$39	$43	3%	(7)%

Metrics:
Average loans	$34,238	$32,758	$35,540	5%	(4)%
Average deposits	$215,388	$208,044	$203,416	4%	6%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$37.1	$35.8	$33.1	4%	12%
Market value of securities on loan at period end (in billions) (b)	$378	$362	$373	4%	1%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.5 trillion at Dec. 31, 2019, $1.4 trillion at Sept. 30, 2019 and $1.2 trillion at Dec. 31, 2018.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $60 billion at Dec. 31, 2019, $66 billion at Sept. 30, 2019 and $58 billion at Dec. 31, 2018.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Servicing - The year-over-year decrease primarily reflects lower net interest revenue and foreign exchange revenue, partially offset by the impact of higher equity markets. The sequential decrease primarily reflects lower net interest revenue.

•	Pershing - The year-over-year increase primarily reflects growth in client assets and accounts, partially offset by lower net interest revenue.

•
Issuer Services - Both decreases primarily reflect lower Depositary Receipts revenue. The year-over-year decrease is partially offset by higher client activity in Corporate Trust. The sequential decrease is partially offset by higher net interest revenue in Corporate Trust.

•	Treasury Services - Year-over-year, higher payment fees were offset by lower net interest revenue. The sequential increase primarily reflects higher net interest revenue and payment fees.

•
Clearance and Collateral Management - The year-over-year increase primarily reflects growth in collateral management and clearance volumes, which were mostly offset by lower net interest revenue. The sequential decrease primarily reflects lower client activity.

•
Noninterest expense increased year-over-year primarily driven by continued investments in technology. The sequential increase primarily reflects higher severance expense, continued investments in technology and higher litigation expense.

Page - 4

BNY Mellon 4Q19 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q19 vs.
	4Q19	3Q19	4Q18	3Q19	4Q18
Total revenue by line of business:
Asset Management	$688	$605	$660	14%	4%
Wealth Management	287	285	303	1	(5)
Total revenue by line of business	975	890	963	10	1
Provision for credit losses	—	—	1	N/M	N/M
Noninterest expense	730	590	715	24	2
Income before taxes	$245	$300	$247	(18)%	(1)%

Pre-tax operating margin	25%	34%	26%
Adjusted pre-tax operating margin – Non-GAAP (a)	28%	38%	29%

Metrics:
Average loans	$16,505	$16,260	$16,485	2%	—
Average deposits	$15,195	$14,083	$14,893	8%	2%

AUM (in billions) (current period is preliminary) (b)	$1,910	$1,881	$1,722	2%	11%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$266	$259	$239	3%	11%

(a)	Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.

(b)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(c)	Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Management - The year-over-year increase primarily reflects higher market values and the impact of hedging activities, partially offset by the cumulative AUM outflows since 4Q18. The sequential increase primarily reflects timing of performance fees, the impact of hedging activities and higher market values.

•	Wealth Management - The year-over-year decrease primarily reflects lower net interest revenue, partially offset by higher market values.

•
Noninterest expense increased year-over-year primarily reflecting higher staff expense. The sequential increase primarily reflects the net reduction of the reserves for tax-related exposure of certain investment management funds recorded in 3Q19 and higher staff expense, including severance expense.

Page - 5

BNY Mellon 4Q19 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	4Q19	3Q19	4Q18
Fee revenue	$836	$5	$29
Net securities (losses)	(23)	(1)	—
Total fee and other revenue	813	4	29
Net interest (expense)	(10)	(80)	(15)
Total revenue (loss)	803	(76)	14
Provision for credit losses	(3)	(1)	(7)
Noninterest expense	73	35	160
Income (loss) before taxes	$733	$(110)	$(139)

KEY DRIVERS

•
Fee revenue, net securities losses and net interest expense include corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense. Total revenue increased primarily reflecting the gain on the sale of an equity investment. Net interest expense decreased sequentially primarily reflecting the lease-related impairment of $70 million recorded in 3Q19.

•
Noninterest expense decreased year-over-year primarily reflecting the expenses associated with relocating our corporate headquarters recorded in 4Q18 and lower severance expense. The sequential increase primarily reflects higher severance expense, partially offset by lower other staff expense.

NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (in millions)	4Q19				3Q19				4Q18
	IS	IM	Other	Total	IS	IM	Other	Total	IS	IM	Other	Total
Fee and other revenue	$—	$—	$790	$790	$—	$—	$—	$—	$—	$—	$—	$—
Net interest revenue	—	—	—	—	—	—	(70)	(70)	—	—	—	—
Total revenue	—	—	790	790	—	—	(70)	(70)	—	—	—	—
Total noninterest expense	119	16	51	186	—	(74)	—	(74)	110	28	131	269
Income (loss) before taxes	$(119)	$(16)	$739	$604	$—	$74	$(70)	$4	$(110)	$(28)	$(131)	$(269)
IS - Investment Services
IM - Investment Management

Page - 6

BNY Mellon 4Q19 Earnings Release

CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.5%	11.1%	10.7%
Tier 1 capital ratio	13.6	13.2	12.8
Total capital ratio	14.4	14.0	13.6
Tier 1 leverage ratio	6.6	6.5	6.6
SLR	6.1	6.0	6.0
BNY Mellon shareholders’ equity to total assets ratio	10.9%	11.0%	11.2%
BNY Mellon common shareholders’ equity to total assets ratio	9.9%	10.1%	10.2%

Average LCR	120%	117%	118%

Book value per common share (b)	$42.12	$40.75	$38.63
Tangible book value per common share – Non-GAAP (b)	$21.33	$20.59	$19.04
Common shares outstanding (in thousands)	900,683	922,199	960,426

(a)
Regulatory capital ratios for Dec. 31, 2019 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.

CET1 capital totaled $18.5 billion at Dec. 31, 2019, an increase of $333 million compared with Sept. 30, 2019. The increase primarily reflects capital generated through earnings and foreign currency translation, partially offset by capital deployed through common stock repurchases and dividend payments.

NET INTEREST REVENUE

Net interest revenue					4Q19 vs.
(dollars in millions; not meaningful - N/M)	4Q19	3Q19		4Q18	3Q19		4Q18
Net interest revenue	$815	$730		$885	12%		(8)%
Add: Tax equivalent adjustment	2	3		4	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$817	$733		$889	11%		(8)%

Net interest margin	1.09%	0.99%	(b)	1.24%	10	bps	(15	) bps
Net interest margin (FTE) – Non-GAAP (a)	1.09%	1.00%	(b)	1.24%	9	bps	(15	) bps

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	The lease-related impairment decreased the net interest margin for 3Q19 by 10 basis points.
bps – basis points.

Net interest revenue decreased year-over-year, primarily reflecting the impact of lower interest rates on the securities portfolio and other interest-earning assets and lower noninterest-bearing deposits. This was partially offset by the benefit of lower deposit and funding rates and higher interest-bearing deposits.

The sequential increase primarily reflects the lease-related impairment of $70 million recorded in 3Q19, as well as higher deposits and an overall improvement in balance sheet mix. This was partially offset by the impact of lower rates.

Page - 7

BNY Mellon 4Q19 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018

Fee and other revenue
Investment services fees:
Asset servicing fees	$1,148	$1,152	$1,126	$4,563	$4,608
Clearing services fees (a)	421	419	398	1,648	1,616
Issuer services fees	264	324	286	1,130	1,099
Treasury services fees	147	140	139	559	554
Total investment services fees (a)	1,980	2,035	1,949	7,900	7,877
Investment management and performance fees (a)	883	832	884	3,389	3,647
Foreign exchange and other trading revenue	168	150	181	654	732
Financing-related fees	46	49	50	196	207
Distribution and servicing	34	33	35	129	139
Investment and other income	860	30	47	968	240
Total fee revenue	3,971	3,129	3,146	13,236	12,842
Net securities (losses) gains	(25)	(1)	—	(18)	(48)
Total fee and other revenue	3,946	3,128	3,146	13,218	12,794
Operations of consolidated investment management funds
Investment income	17	4	(24)	57	(12)
Interest of investment management fund note holders	—	1	—	1	1
Income from consolidated investment management funds	17	3	(24)	56	(13)
Net interest revenue
Interest revenue	1,721	1,942	1,864	7,548	6,432
Interest expense	906	1,212	979	4,360	2,821
Net interest revenue	815	730	885	3,188	3,611
Total revenue	4,778	3,861	4,007	16,462	16,392
Provision for credit losses	(8)	(16)	—	(25)	(11)
Noninterest expense
Staff	1,639	1,479	1,602	6,063	6,145
Professional, legal and other purchased services	367	316	383	1,345	1,334
Software and equipment	326	309	300	1,222	1,062
Net occupancy	151	138	196	564	630
Sub-custodian and clearing	119	111	115	450	450
Distribution and servicing	92	97	95	374	406
Business development	65	47	64	213	228
Bank assessment charges	32	31	22	125	170
Amortization of intangible assets	28	30	35	117	180
Other	145	32	175	427	606
Total noninterest expense	2,964	2,590	2,987	10,900	11,211
Income
Income before income taxes	1,822	1,287	1,020	5,587	5,192
Provision for income taxes	373	246	150	1,120	938
Net income	1,449	1,041	870	4,467	4,254
Net (income) loss attributable to noncontrolling interests (includes $(9), $(3), $11, $(26) and $12 related to consolidated investment management funds, respectively)	(9)	(3)	11	(26)	12
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,440	1,038	881	4,441	4,266
Preferred stock dividends	(49)	(36)	(49)	(169)	(169)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,391	$1,002	$832	$4,272	$4,097

(a)	In 1Q19, we reclassified certain platform-related fees to clearing services fees from investment management and performance fees. Prior periods have been reclassified.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
(in dollars)
Basic	$1.52	$1.07	$0.84	$4.53	$4.06
Diluted	$1.52	$1.07	$0.84	$4.51	$4.04

Page - 8

BNY Mellon 4Q19 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures excluding notable items, including the gain on the sale of an equity investment, a lease-related impairment, the impact of U.S. tax legislation on our investments in renewable energy and investment securities losses related to the sale of certain securities. Expense measures, excluding notable items, including severance, litigation, a net reduction of reserves for tax-related exposure of certain investment management funds, and expenses associated with the consolidating real estate are also presented. Litigation expense represents accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before tax measures, excluding the notable items mentioned above, as well the adjustments to provisional estimates for U.S. tax legislation and other changes, are provided. In addition, operating leverage, operating margins and diluted earnings per share, excluding the notable items impacting revenue, expense and income tax items mentioned above are adjusted to permit investors to view the financial measures on a basis consistent with how management views the businesses.

BNY Mellon has also included the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information - Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, fees, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 and BNY Mellon’s other filings with the Securities and Exchange Commission. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Annual Report on Form 10-K for the year ended Dec. 31, 2019. All forward-looking statements in this Earnings Release speak only as of Jan. 16, 2020, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 4Q19 Earnings Release

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of Dec. 31, 2019, BNY Mellon had $37.1 trillion in assets under custody and/or administration, and $1.9 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, interim Chief Executive Officer, and Mike Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Jan. 16, 2020. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EST on Jan. 16, 2020. Replays of the conference call and audio webcast will be available beginning Jan. 16, 2020 at approximately 2:00 p.m. EST through Feb. 15, 2020 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5375940. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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